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                                  EXHIBIT 23.1

                             [MOSS ADAMS LETTERHEAD]



                   CONSENT AND REPORT OF INDEPENDENT CERTIFIED
                                PUBLIC ACCOUNTANT

We hereby consent to the use in amendment number one to this Registration Statement of our report dated January 7, except for Note 19, as to which the date is September 25, 1997, relating to the consolidated financial statements of VRB Bancorp and subsidiary, and our report dated September 25, 1997, relating to the financial statements of Colonial Banking Company and to the reference to our Firm under the caption "Experts" in the Prospectus.



/s/ Moss Adams LLP

Portland, Oregon
October 21, 1997